UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 27, 2023

ASSET ENTITIES INC.
(Exact name of registrant as specified in its charter)

Nevada	001-41612	88-1293236
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Crescent Ct, 7th Floor, Dallas, TX	75201
(Address of principal executive offices)	(Zip Code)

(214) 459-3117
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.0001 par value per share	ASST	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

As previously reported in its Current Report on Form 8-K filed on August 7, 2023, on August 1, 2023, Asset Entities Inc., a Nevada corporation (the “Company”), entered into an Amended and Restated Closing Agreement (the “Amended and Restated Closing Agreement”) with Triton Funds LP, a Delaware limited partnership (“Triton”). Under the Amended and Restated Closing Agreement and subject to its terms, the Company may deliver a closing notice (“Closing Notice”) to Triton at any time on or before September 30, 2023, pursuant to which Triton will be obligated to purchase securities of the Company with an aggregate gross purchase price of $1,000,000 in the following manner. Upon delivery of a Closing Notice and the issuance and delivery of securities as described below, Triton must purchase newly-issued shares of Class B Common Stock, $0.0001 par value per share (the “Class B Common Stock”), of the Company (“Triton Shares”) in an amount equal to up to 9.99% of the outstanding shares of Class B Common Stock following such purchase, plus pre-funded warrants (“Triton Pre-Funded Warrants” and together with Triton Shares, “Triton Securities”) that may be exercised to purchase an amount of newly-issued shares of Class B Common Stock (“Triton Warrant Shares”), such that the aggregate price of the Triton Shares and the Triton Pre-Funded Warrants together with the exercise price to be paid upon full exercise of the Triton Pre-Funded Warrants will equal a total gross purchase price of $1,000,000. Upon the Company’s election to deliver a Closing Notice, the price of each of the Triton Shares will be set at 85% of the lowest daily volume-weighted average price of the Class B Common Stock during the five business days after the date that the Triton Securities are received by Triton. The number of the Triton Shares, Triton Pre-Funded Warrants, if required or elected by Triton, or both, must be delivered prior to payment of the purchase price based on the price per share that is 85% of the lowest daily volume-weighted average price of the Class B Common Stock during the five business days before the date of the Closing Notice. If the lowest volume-weighted average price up to five of the business days following the date of the Closing Notice is lower than the lowest volume-weighted average price during the five business days after the date of the delivery of the Triton Securities, then the Company must issue the required additional Triton Shares, a Triton Pre-Funded Warrant, if required or elected by Triton, or both, based on that price. Triton must pay the purchase price for the Triton Securities no later than five business days after the delivery of the Triton Securities.

Any proceeds under the Amended and Restated Closing Agreement will be reduced by a $25,000 administrative fee. The Amended and Restated Closing Agreement also provided that it would expire either upon the date that Triton pays the required purchase price after receiving the Closing Notice, or September 30, 2023. The Amended and Restated Closing Agreement contained other terms and conditions, as previously reported.

In connection with the Amended and Restated Closing Agreement, pursuant to an engagement letter agreement between the Company and Boustead Securities, LLC, a registered broker-dealer (“Boustead”), dated November 29, 2021 (the “Boustead Engagement Letter”), and the underwriting agreement between the Company and Boustead, as representative of the underwriters of the Company’s initial public offering, dated February 2, 2023 (the “Underwriting Agreement”), upon a closing under the Amended A&R Closing Agreement, the Company will be required to pay Boustead a cash fee equal to 7% of the gross proceeds to be received from such closing and pay Boustead a non-accountable expense allowance equal to 1% of the gross proceeds to be received from such closing. The Company must also issue Boustead a warrant with respect to any Triton Shares exercisable for a number of shares of Class B Common Stock equal to 7% of the number of the Triton Shares at an exercise price equal to the price per share for the Triton Shares, and a warrant with respect to the issuance of any Triton Pre-Funded Warrants exercisable for a number of shares of Class B Common Stock equal to 7% of the Triton Warrant Shares at an exercise price equal to $0.01 per share (any such warrant, a “Tail Warrant”). Each Tail Warrant will be exercisable for a period of five years and contain cashless exercise provisions. The Company is also required to reimburse Boustead for all reasonable invoiced out-of-pocket expenses in connection with its performance of any services relating to the Amended and Restated Closing Agreement, regardless of whether a sale under the Amended and Restated Closing Agreement occurs.

On August 18, 2023, the Company filed a Registration Statement on Form S-1 (File No. 333-274079) (the “Registration Statement”) to register the offer and sale of the Triton Securities in an amount of up to 885,000 shares of Class B Common Stock. The Registration Statement also registered the offer and sale of up to 61,950 shares of Class B Common Stock under Tail Warrants. The Registration Statement was declared effective on September 6, 2023.

Under an Amendment to Amended and Restated Closing Agreement (the “Amendment”), dated as of September 27, 2023, the Company and Triton agreed to amend the Amended and Restated Closing Agreement (as amended, the “Amended A&R Closing Agreement”) to provide that the term of the Amended A&R Closing Agreement has been extended and will now expire on December 30, 2023; to provide that up to an aggregate value of $1,000,000 of the Class B Common Stock, based on the purchase price formula described above, may be sold and purchased pursuant to a Closing Notice; and to amend the form of Closing Notice to provide for a specific number of shares that may be sold to Triton under the Amended A&R Closing Agreement.

As an incentive to Triton to enter into the Amendment and agree to the extension of the term of the $1,000,000 equity line under the Amended A&R Closing Agreement to December 30, 2023, the Company indicated to Triton that it would deliver a Closing Notice under the Amended A&R Closing Agreement to sell a number of shares of Class B Common Stock equal to approximately 4.9% of the outstanding shares of Class B Common Stock prior to the sale. Therefore, on September 29, 2023, under the Amended A&R Closing Agreement, the Company delivered a Closing Notice to Triton (the “First Closing Notice”) for the purchase of 263,410 Triton Shares (the “First Triton Shares”), which was the amount of shares of Class B Common Stock equal to approximately 4.9% of the 5,375,724 shares of Class B Common Stock outstanding on that date. Pursuant to the Amended A&R Closing Agreement, the closing date for this purchase will be within five business days after the Triton Shares are received by Triton (the “Closing Date”). On the Closing Date, Triton must pay the Company a purchase price per share equal to 85% of the lowest daily volume-weighted average price of the Class B Common Stock during the period between the date that the shares are delivered to Triton and the Closing Date, the proceeds of which will be reduced by the $25,000 administrative fee, in accordance with the terms of the Amended A&R Closing Agreement. Pursuant to the terms of the Amended A&R Closing Agreement, the Company may sell additional shares of Class B Common Stock having an aggregate value of up to $1,000,000 to Triton until December 30, 2023, less the aggregate value of the First Triton Shares, based on the purchase price formula described above, and subject to the other terms and conditions of the Amended A&R Closing Agreement.

Pursuant to these terms, in connection with the anticipated closing pursuant to the First Closing Notice under the Amended A&R Closing Agreement described above, on the Closing Date, the Company will pay Boustead’s fee of 7% of the aggregate purchase price and non-accountable expense allowance of 1% of the aggregate purchase price for the First Triton Shares, and issue a Tail Warrant to Boustead for the purchase of 18,439 shares of Class B Common Stock with an exercise price equal to the purchase price per share of the First Triton Shares.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 28, 2023, the Company received a written notification (the “Notification Letter”), from The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that it is not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) for continued listing on the Nasdaq Capital Market tier of Nasdaq.

Nasdaq Listing Rule 5550(a)(2) requires listed securities to maintain a minimum bid price of $1.00 per share, and Nasdaq Listing Rule 5810(c)(3)(A) provides that a failure to meet the minimum bid price requirement exists if the deficiency continues for a period of 30 consecutive business days. Based on the closing bid price of the Class B Common Stock for the 30 consecutive business days from August 15, 2023 to September 27, 2023, the Company no longer meets the minimum bid price requirement.

The Notification Letter does not impact the Company’s listing of the Class B Common Stock on the Nasdaq Capital Market at this time. However, the Notification Letter provides that the Company’s name will be included on a list of all non-compliant companies which Nasdaq makes available to investors on its website at listingcenter.nasdaq.com, beginning five business days from the date of the Notification Letter.

In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided 180 calendar days, or until March 26, 2024, to regain compliance with Nasdaq Listing Rule 5550(a)(2). To regain compliance, the Company’s common stock must have a closing bid price of at least $1.00 for a minimum of 10 consecutive business days. If the Company does not regain compliance during such 180-day period, the Company may be eligible for an additional 180 calendar days, provided that the Company meets the continued listing requirement for market value of publicly held shares of $1,000,000 under Nasdaq Listing Rule 5550(a)(5) and all other initial listing standards for the Nasdaq Capital Market, except for Nasdaq Listing Rule 5550(a)(2), and the Company must provide a written notice of its intention to cure this deficiency during the second compliance period, by effecting a reverse stock split, if necessary. If the Company does not qualify for the second compliance period or fails to regain compliance during the second 180-day period, then Nasdaq will notify the Company of its determination to delist the Class B Common Stock, and the Class B Common Stock will be subject to delisting. At that time, the Company will have an opportunity to appeal the delisting determination to a Hearings Panel.

The Company intends to monitor the closing bid price of the Class B Common Stock and may, if appropriate, consider implementing available options to regain compliance with the minimum bid price requirement under Nasdaq Listing Rule 5550(a)(2).

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
4.1	Form of Common Stock Purchase Warrant issuable to Boustead Securities, LLC (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed on August 7, 2023)
10.1	Amended and Restated Closing Agreement between Asset Entities Inc. and Triton Funds LP, dated as of August 1, 2023 (incorporated by reference to Exhibit 10.1 to Current Report on Form 8-K filed on August 7, 2023)
10.2	Amendment to Amended and Restated Closing Agreement between Asset Entities Inc. and Triton Funds LP, dated as of September 27, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 3, 2023	ASSET ENTITIES INC.

/s/ Arshia Sarkhani
	Name:	Arshia Sarkhani
	Title:	Chief Executive Officer and President

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